UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 31, 2020

Accelerate Diagnostics, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-31822	84-1072256
(Commission File Number)	(IRS Employer Identification No.)

3950 South Country Club Road, Suite 470, Tucson, Arizona	85714
(Address of principal executive offices)	(Zip Code)

(520) 365-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AXDX	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2020, the Board of Directors (the “Board”) of Accelerate Diagnostics, Inc. (the “Company”) elected Jack Phillips as a director of the Company, effective February 1, 2020 (the “Start Date”). In addition, on January 31, 2020, the Board appointed Mr. Phillips as President of the Company in addition to Chief Executive Officer of the Company, effective as of the Start Date.

As disclosed in the Company’s Current Report on Form 8-K/A filed on February 4, 2020, Mr. Phillips entered into a new employment agreement (the “New Employment Agreement”) with the Company in connection with his appointment as Chief Executive Officer and President of the Company. Pursuant to the New Employment Agreement, so long as Mr. Phillips is employed as Chief Executive Officer, the Company will use its reasonable efforts, subject to applicable law and the rules of Nasdaq and the Company’s bylaws, to cause Mr. Phillips to be nominated for election to the Board at the Company’s annual shareholder meeting.

Mr. Phillips, age 54, previously served as the Company’s Chief Operating Officer from August 2019 to January 2020. Prior to joining the Company, Mr. Phillips served as President and Chief Executive Officer of Roche Diagnostics Corporation, a division of Roche Holding AG, a biotech company, from January 2010 through August 2019. As President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips was accountable for commercial operations, performance and strategy of approximately 4,200 employees in the United States and Canada. He also served as a member of Roche’s global Diagnostics Leadership Team. Prior to his role as President and Chief Executive Officer of Roche Diagnostics Corporation, Mr. Phillips held senior leadership roles at Ventana Medical Systems, a cancer diagnostic company and a member of the Roche Group, including Senior Vice President of Commercial Operations for North America and Japan from July 1999 to December 2009. Before joining Ventana Medical Systems, Mr. Phillips worked at Bayer Diagnostics and Motorola. Mr. Phillips holds a B.S. in marketing from Northern Kentucky University.

There are no arrangements or understandings between Mr. Phillips and any other person pursuant to which he was appointed to serve as an executive officer of the Company. There are also no family relationships between Mr. Phillips and any director or executive officer of the Company. Mr. Phillips does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K other than the private placement transaction disclosed in the Company’s Current Report on Form 8-K filed on August 21, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELERATE DIAGNOSTICS, INC. (Registrant)
Date: February 4, 2020

/s/ Steve Reichling
Steve Reichling Chief Financial Officer